Exhibit 99.3

BeiGene Announces the Approval in China of BLINCYTO® (Blinatumomab) for Injection for Adult Patients with Relapsed or Refractory B-Cell Precursor Acute Lymphoblastic Leukemia (ALL)

BEIJING, China and CAMBRIDGE, Mass., December 7, 2020 -- BeiGene, Ltd. (NASDAQ: BGNE; HKEX: 06160), a commercial-stage biotechnology company focused on developing and commercializing innovative medicines worldwide, today announced that the China National Medical Products Administration (NMPA) has approved BLINCYTO® (blinatumomab) for injection for the treatment of adult patients with relapsed or refractory (R/R) B-cell precursor acute lymphoblastic leukemia (ALL). The biologics license application (BLA) had been submitted by Amgen and received priority review by the Center for Drug Evaluation (CDE) of the NMPA. Developed by Amgen and licensed to BeiGene in China under a strategic collaboration commenced earlier this year, this is the first approval for BLINCYTO in China and BeiGene’s first product licensed from Amgen to be newly approved. With this approval, BLINCYTO has become the first bispecific immunotherapy approved in China.

“This approval of BLINCYTO provides us with an opportunity to offer adult patients in China with relapsed or refractory B-cell precursor ALL the first approved immunotherapy treatment for their disease. BLINCYTO is the first immunotherapy to demonstrate superior overall survival versus chemotherapy, more than doubling patients’ chances for survival, when used in first salvage R/R ALL in studies outside of China,” commented Xiaobin Wu, Ph.D., General Manager of China and President of BeiGene. “We are working to ensure BLINCYTO is available to patients in China as soon as possible. Our commercial organization of more than 1,500 people in China is excited to add BLINCYTO to our product portfolio, which now includes six approved cancer treatments.”

The approval of BLINCYTO was based on results from the Phase 3 trial (NCT03476239) in China evaluating the efficacy and safety of BLINCYTO in adult patients with Philadelphia-negative R/R B-cell precursor ALL. Results of the interim analysis of 67 patients showed that the efficacy results in Chinese subjects were generally consistent with those in the global and Japan studies in subjects with Philadelphia-negative R/R ALL. The complete response/complete response with partial recovery of blood cells (CR/CRh) rate within two cycles of BLINCYTO treatment (the primary endpoint) was 47.8% (32 of 67 subjects; 95% CI: 35.4, 60.3). The median overall survival time was 9.6 months (95% CI: 6.4, not estimable). The safety profile observed for Chinese subjects in this study was consistent with that observed in the global studies evaluating BLINCYTO in R/R ALL. No new safety risks were identified based on these interim analyses of adverse events in Chinese subjects.

“Our collaboration with BeiGene is advancing Amgen’s oncology pipeline for patients with significant unmet medical needs. We are confident the approval of BLINCYTO in China has the potential to make a meaningful difference to adult patients with R/R B-cell precursor acute lymphoblastic leukemia,” said My Linh Kha, Vice President & General Manager, Amgen Japan Asia-Pacific (JAPAC). “We are deeply committed to continuing to bring therapeutic options to treat debilitating cancers for patients in China, while also actively supporting the Government’s focus on healthy aging through innovative products and initiatives designed to prevent chronic diseases, such as cardiovascular disease and fragility fracture.”

About Acute Lymphoblastic Leukemia (ALL)

Acute lymphoblastic leukemia (ALL), also known as acute lymphocytic leukemia, is a rapidly progressing cancer of the blood and bone marrow that occurs in both adults and childreni. ALL accounts for approximately 20% of all adult leukemia, and in China there were an estimated 82,607 new cases of leukemia in 2018ii,iii. In children, the relapse rate of ALL is nearly 10%, while in adults the relapse rate is closer to 50%iv.

About BLINCYTO® (blinatumomab)

BLINCYTO is a bispecific CD19-directed CD3 T cell engager (BiTE®) immuno-oncology molecule that binds specifically to CD19 expressed on the surface of cells of B-lineage origin and CD3 expressed on the surface of T cells.

BiTE molecules are a type of immuno-oncology therapy being investigated for fighting cancer by helping the body's immune system to detect and target malignant cells. The modified molecules are designed to engage two different targets simultaneously, thereby juxtaposing T cells (a type of white blood cell capable of killing other cells perceived as threats) to cancer cells. BiTE immuno-oncology molecules help place the T cells within reach of the targeted cell, with the intent of allowing T cells to inject toxins and trigger the cancer cell to die (apoptosis). BiTE immuno-oncology therapies are currently being investigated for their potential to treat a wide variety of cancers.

BLINCYTO was granted breakthrough therapy and priority review designations by the U.S. Food and Drug Administration and is approved in the U.S. for the treatment of:

•relapsed or refractory B-cell precursor ALL in adults and children.

•B-cell precursor ALL in first or second complete remission with minimal residual disease (MRD) greater than or equal to 0.1% in adults and children. This indication is approved under accelerated approval based on MRD response rate and hematological relapse-free survival. Continued approval for this indication may be contingent upon verification and description of clinical benefit in the confirmatory trials.

In the European Union (EU), BLINCYTO is indicated as monotherapy for the treatment of:

•adults with Philadelphia chromosome negative CD19-positive relapsed or refractory B-precursor acute lymphoblastic leukemia (ALL).

•adults with Philadelphia chromosome negative CD19-positive B-precursor ALL in first or second complete remission with minimal residual disease (MRD) greater than or equal to 0.1%.

•pediatric patients age 1 year or older with Philadelphia chromosome-negative CD19-positive B-precursor ALL which is refractory or in relapse after receiving at least two prior therapies or in relapse after receiving prior allogeneic hematopoietic stem cell transplantation.

In China, BLINCYTO is indicated for the treatment of adult patients with relapsed or refractory B-cell precursor ALL.

Important U.S. Safety Information

WARNING: CYTOKINE RELEASE SYNDROME and NEUROLOGICAL TOXICITIES

•Cytokine Release Syndrome (CRS), which may be life-threatening or fatal, occurred in patients receiving BLINCYTO®. Interrupt or discontinue BLINCYTO® and treat with corticosteroids as recommended.

•Neurological toxicities, which may be severe, life-threatening or fatal, occurred in patients receiving BLINCYTO®. Interrupt or discontinue BLINCYTO® as recommended.

Contraindications

BLINCYTO® is contraindicated in patients with a known hypersensitivity to blinatumomab or to any component of the product formulation.

Warnings and Precautions

•Cytokine Release Syndrome (CRS): CRS, which may be life-threatening or fatal, occurred in 15% of patients with R/R ALL and in 7% of patients with MRD-positive ALL. The median time to onset of CRS is 2 days after the start of infusion and the median time to resolution of CRS was 5 days among cases that resolved. Closely monitor and advise patients to contact their healthcare professional for signs and symptoms of serious adverse events such as fever, headache, nausea, asthenia, hypotension, increased alanine aminotransferase (ALT), increased aspartate aminotransferase (AST), increased total bilirubin (TBILI), and disseminated intravascular coagulation (DIC). The manifestations of CRS after treatment with BLINCYTO® overlap with those of infusion reactions, capillary leak syndrome, and hemophagocytic histiocytosis/macrophage activation syndrome. If severe CRS occurs, interrupt BLINCYTO® until CRS resolves. Discontinue BLINCYTO® permanently if life-threatening CRS occurs. Administer corticosteroids for severe or life-threatening CRS.

•Neurological Toxicities: Approximately 65% of patients receiving BLINCYTO® in clinical trials experienced neurological toxicities. The median time to the first event was within the first 2 weeks of BLINCYTO® treatment and the majority of events resolved. The most common (≥ 10%) manifestations of neurological toxicity were headache and tremor. Severe, life‐threatening, or fatal neurological toxicities occurred in approximately 13% of patients, including encephalopathy, convulsions, speech disorders, disturbances in consciousness, confusion and disorientation, and coordination and balance disorders. Manifestations of neurological toxicity included cranial nerve disorders. Monitor patients for signs or symptoms and interrupt or discontinue BLINCYTO® as outlined in the PI.

•Infections: Approximately 25% of patients receiving BLINCYTO® in clinical trials experienced serious infections such as sepsis, pneumonia, bacteremia, opportunistic infections, and catheter-site infections, some of which were life-threatening or fatal. Administer prophylactic antibiotics and employ surveillance testing as appropriate during treatment. Monitor patients for signs or symptoms of infection and treat appropriately, including interruption or discontinuation of BLINCYTO® as needed.

•Tumor Lysis Syndrome (TLS), which may be life-threatening or fatal, has been observed. Preventive measures, including pretreatment nontoxic cytoreduction and on-treatment hydration, should be used during BLINCYTO® treatment. Monitor patients for signs and symptoms of TLS and interrupt or discontinue BLINCYTO® as needed to manage these events.

•Neutropenia and Febrile Neutropenia, including life-threatening cases, have been observed. Monitor appropriate laboratory parameters (including, but not limited to, white blood cell count and absolute neutrophil count) during BLINCYTO® infusion and interrupt BLINCYTO® if prolonged neutropenia occurs.

•Effects on Ability to Drive and Use Machines: Due to the possibility of neurological events, including seizures, patients receiving BLINCYTO® are at risk for loss of consciousness, and should be advised against driving and engaging in hazardous occupations or activities such as operating heavy or potentially dangerous machinery while BLINCYTO® is being administered.

•Elevated Liver Enzymes: Transient elevations in liver enzymes have been associated with BLINCYTO® treatment with a median time to onset of 3 days. In patients receiving BLINCYTO®, although the majority of these events were observed in the setting of CRS, some cases of elevated liver enzymes were observed outside the setting of CRS, with a median time to onset of 19 days. Grade 3 or greater elevations in liver enzymes occurred in approximately 7% of patients outside the setting of CRS and resulted in treatment discontinuation in less than 1% of patients. Monitor ALT, AST, gamma-glutamyl transferase, and TBILI prior to the start of and during BLINCYTO® treatment. BLINCYTO® treatment should be interrupted if transaminases rise to > 5 times the upper limit of normal (ULN) or if TBILI rises to > 3 times ULN.

•Pancreatitis: Fatal pancreatitis has been reported in patients receiving BLINCYTO® in combination with dexamethasone in clinical trials and the post-marketing setting. Evaluate patients who develop signs and symptoms of pancreatitis and interrupt or discontinue BLINCYTO® and dexamethasone as needed.

•Leukoencephalopathy: Although the clinical significance is unknown, cranial magnetic resonance imaging (MRI) changes showing leukoencephalopathy have been observed in patients receiving BLINCYTO®, especially in patients previously treated with cranial irradiation and antileukemic chemotherapy.

•Preparation and administration errors have occurred with BLINCYTO® treatment. Follow instructions for preparation (including admixing) and administration in the PI strictly to minimize medication errors (including underdose and overdose).

•Immunization: Vaccination with live virus vaccines is not recommended for at least 2 weeks prior to the start of BLINCYTO® treatment, during treatment, and until immune recovery following last cycle of BLINCYTO®.

•Risk of Serious Adverse Reactions in Pediatric Patients due to Benzyl Alcohol Preservative: Serious and fatal adverse reactions including “gasping syndrome,” which is characterized by central nervous system depression, metabolic acidosis, and gasping respirations, can occur in neonates and infants treated with benzyl alcohol-preserved drugs including BLINCYTO® (with preservative). When prescribing BLINCYTO® (with preservative) for pediatric patients, consider the combined daily metabolic load of benzyl alcohol from all sources including BLINCYTO® (with preservative) and other drugs containing benzyl alcohol. The minimum amount of benzyl alcohol at which serious adverse reactions may occur is not known. Due to the addition of bacteriostatic saline, 7-day bags of BLINCYTO® solution for infusion with preservative contain benzyl alcohol and are not recommended for use in any patients weighing < 22 kg.

Adverse Reactions

•The most common adverse reactions (≥ 20%) in clinical trial experience of patients with MRD-positive B-cell precursor ALL (BLAST Study) treated with BLINCYTO® were pyrexia (91%), infusion-related reactions (77%), headache (39%), infections (pathogen unspecified [39%]), tremor (31%), and chills (28%). Serious adverse reactions were reported in 61% of patients. The most common serious adverse reactions (≥ 2%) included pyrexia, tremor, encephalopathy, aphasia, lymphopenia, neutropenia, overdose, device related infection, seizure, and staphylococcal infection.

•The most common adverse reactions (≥ 20%) in clinical trial experience of patients with Philadelphia chromosome-negative relapsed or refractory B-cell precursor ALL (TOWER Study) treated with BLINCYTO® were infections (bacterial and pathogen unspecified), pyrexia, headache, infusion-related reactions, anemia, febrile neutropenia, thrombocytopenia, and neutropenia. Serious adverse reactions were reported in 62% of patients. The most common serious adverse reactions (≥ 2%) included febrile neutropenia, pyrexia, sepsis, pneumonia, overdose, septic shock, CRS, bacterial sepsis, device related infection, and bacteremia.

•Adverse reactions that were observed more frequently (≥ 10%) in the pediatric population compared to the adults with relapsed or refractory B-cell precursor ALL were pyrexia (80% vs. 61%), hypertension (26% vs. 8%), anemia (41% vs. 24%), infusion-related reaction (49% vs. 34%), thrombocytopenia (34% vs. 21%), leukopenia (24% vs. 11%), and weight increased (17% vs. 6%).

•In pediatric patients less than 2 years old (infants), the incidence of neurologic toxicities was not significantly different than for the other age groups, but its manifestations were different; the only event terms reported were agitation, headache, insomnia, somnolence, and irritability. Infants also had an increased incidence of hypokalemia (50%) compared to other pediatric age cohorts (15-20%) or adults (17%).

Dosage and Administration Guidelines

•BLINCYTO® is administered as a continuous intravenous infusion at a constant flow rate using an infusion pump which should be programmable, lockable, non-elastomeric, and have an alarm.

•It is very important that the instructions for preparation (including admixing) and administration provided in the full Prescribing Information are strictly followed to minimize medication errors (including underdose and overdose).

Please see full Prescribing Information and medication guide for BLINCYTO at www.BLINCYTO.com.

About BeiGene

BeiGene is a global, commercial-stage biotechnology company focused on discovering, developing, manufacturing, and commercializing innovative medicines to improve treatment outcomes and access for patients worldwide. Our 4,700+ employees in China, the United States, Australia, Europe, and elsewhere are committed to expediting the development of a diverse pipeline of novel therapeutics. We currently market two internally discovered oncology products: BTK inhibitor BRUKINSA® (zanubrutinib) in the United States and China, and anti-PD-1 antibody tislelizumab in China. We also market or plan to market in China additional oncology products licensed from Amgen Inc., Celgene Logistics Sàrl, a Bristol Myers Squibb (BMS) company, and EUSA Pharma. To learn more about BeiGene, please visit www.beigene.com and follow us on Twitter at @BeiGeneUSA.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including statements regarding the commercialization and potential benefits of BLINCYTO®; and BeiGene’s plans and expectations for the commercialization of its and Amgen’s other oncology products and pipeline assets. Actual results may differ materially from those indicated in the forward-looking statements as a result of various important factors, including BeiGene's ability to demonstrate the efficacy and safety of its drug candidates; the clinical results for its drug candidates, which may not support further development or marketing approval; actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials and marketing approval; BeiGene's ability to achieve commercial success for its marketed products and drug candidates, if approved; BeiGene's ability to obtain and maintain protection of intellectual property for its technology and drugs; BeiGene's reliance on third parties to conduct drug development, manufacturing and other services; BeiGene’s limited operating history and BeiGene's ability to obtain additional funding for operations and to complete the development and commercialization of its drug candidates; the impact of the COVID-19 pandemic on the Company’s clinical development, commercial and other operations, as well as those risks more fully discussed in the section entitled “Risk Factors” in BeiGene’s most recent quarterly report on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in BeiGene's subsequent filings with the U.S. Securities and Exchange Commission. All information in this press release is as of the date of this press release, and BeiGene undertakes no duty to update such information unless required by law.

Investor Contact	Media Contact
Craig West	Liza Heapes or Vivian Ni
+1 857-302-5189	+1 857-302-5663 or +1 857-302-7596
ir@beigene.com	media@beigene.com

BLINCYTO® and BiTE® are registered trademarks of Amgen Inc.

i Mayo Clinic. Acute lymphocytic leukemia. https://www.mayoclinic.org/diseases-conditions/acute-lymphocytic-leukemia/symptoms-causes/syc-20369077
ii Baljevic M, Jabbour E, O'Brien S, Kantarjian HM (2016). "Acute Lymphoblastic Leukemia
iii Global Cancer Observatory. https://gco.iarc.fr/today/data/factsheets/populations/160-china-fact-sheets.pdf
iv Leukaemia Care. Relapse in Acute Lymphoblastic Leukaemia (ALL). https://media.leukaemiacare.org.uk/wp-content/uploads/Relapse-in-Acute-Lymphoblastic-Leukaemia-ALL-Web-Version.pdf